UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------

                                  FORM 8-K/A

                                AMENDMENT NO.1


                Current Report Pursuant to Section 13 or 15 (d)
                    of the Securities Exchange Act of 1934


                                OCTOBER 1, 1998
               Date of Report (Date of earliest event reported)


                      HOLLYWOOD ENTERTAINMENT CORPORATION
            (Exact name of Registrant as specified in its charter)



                                    OREGON
                (State or other jurisdiction of incorporation)

           0-21824                             93-0981138
      (Commission file number)      (I.R.S. Employer Identification No.)


               9275 S.W. PEYTON LANE, WILSONVILLE, OREGON 97070
          (Address of principal executive office, including zip code)


                                (503) 570-1600
             (Registrant's telephone number, including area code)

------------------------------------------------------------------------------




ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired                     Page

     The audited financial statements of Reel.Com LLC are included in this Form 8-K/A as follows:

          Report of Independent Accountants                           5

          Balance Sheet as of January 31, 1998                        6

          Statement of Operations for the period                      7
          July 1, 1997 (inception) to January 31, 1998

          Statement of Members' Deficit for the                       8
          period July 1, 1997 (inception) to January 31, 1998

          Statement of Cash Flows for the period                      9
          July 1, 1997 (inception) to January 31, 1998

          Notes to Financial Statements                            10 - 17

     The unaudited interim financial statements of Reel.com, Inc. are included in this Form 8-K/A as follows:

          Condensed Balance Sheet as of September 30, 1998            18

          Condensed Statements of Operations for the                  19
          eight months ended September 30, 1998 and three months ended September 30, 1997

          Condensed Statements of Cash Flows for the                  20
          eight months ended September 30, 1998 and three months ended September 30, 1997

          Notes to Unaudited Condensed Financial Statements           21

(b)  Pro Forma Financial Information (unaudited)

     The following unaudited pro forma financial information is contained on pages 22 to 27 of this report:

          Introduction to Pro Forma Condensed Consolidated Financial22 - 23 Information

          Pro Forma Condensed Consolidated Balance Sheet as of        24
          September 30, 1998

                                   2

          Pro Forma Condensed Consolidated Statement of Operations    25
          for the year ended December 31, 1997

          Pro Forma Condensed Consolidated Statement of Operations    26
          for the nine months ended September 30, 1998

          Notes to Unaudited Pro Forma Condensed Consolidated         27
          Financial Information



(c)  Exhibits

     Exhibit No.         Description
     -----------         ------------

     23.1 Consent of PricewaterhouseCoopers LLP                            28


                                   3

                      HOLLYWOOD ENTERTAINMENT CORPORATION



                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its report of Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.




                       HOLLYWOOD ENTERTAINMENT CORPORATION
                       -----------------------------------
                                   (Registrant)







December 15, 1998                /s/ Jeffrey D. Jordan
------------------               --------------------------
    (Date)                         Jeffrey D. Jordan
                      Executive Vice President and Chief Financial Officer
               (Principal Financial and Accounting Officer of the Registrant)

                                   4


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Members and Board of Directors
    of Reel.Com LLC:

In our opinion, the accompanying balance sheet and the related statements of operations, of members' deficit and of cash flows present fairly, in all material respects, the financial position of Reel.Com LLC, a Delaware limited liability company, at January 31, 1998, and the results of its operations and its cash flows for the period from July 1, 1997 (date of inception) to January 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As more fully described in Note 7, the Company was dissolved and Reel.com, Inc. was formed on April 30, 1998. On October 1, 1998, Reel.com, Inc. merged with Hollywood Entertainment Corporation and ceased to exist as a separate corporation.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

San Francisco, California
May 29, 1998, except for Note 7
as to which date is October 1, 1998


                                   5



                                 REEL.COM LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)
                                 BALANCE SHEET
                            AS OF JANUARY 31, 1998

ASSETS
Current assets:
 Cash                                                           $   20,872
 Accounts receivable, net of allowance for returns of $20,000       76,544
 Other current assets                                               69,798
                                                                ----------
                         Total current assets                      167,214

 Videocassette rental inventory, net                               696,141
 Property and equipment, net                                       532,720
                                                                ----------

                         Total assets                           $1,396,075
                                                                ----------
                                                                ----------
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable                                                $  647,880
Accrued liabilities                                                178,504
Convertible notes payable to members                             1,122,712
Note payable to member                                             107,599
Other current liabilities                                           17,011
                                                                ----------

                        Total current liabilities                2,073,706

Commitments and contingencies (Note 4)

Members' deficit:
Capital contributions                                            2,063,192
Accumulated deficit                                             (2,740,823)
                                                                ----------

                        Total members' deficit                    (677,631)
                                                                ----------

                  Total liabilities and members' deficit        $1,396,075
                                                                ----------
                                                                ----------

   The accompanying notes are an integral part of these financial statements

                                   6


                                 REEL.COM LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)
                            STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM JULY 1, 1997 (DATE OF INCEPTION)
                              TO JANUARY 31, 1998

Revenues:
    Sales revenue from online store                    $     943,731
    Rental revenue from retail store                         588,662
                                                       -------------

               Total revenues                              1,532,393

Cost of revenues:
 Cost of online store revenue                                910,315
 Cost of retail store revenue                                520,569
                                                       -------------
               Total cost of revenues                      1,430,884
                                                       -------------

Gross profit                                                 101,509

Operating expenses:
   General and administrative                              1,515,604
   Sales and marketing                                       636,565
   Product development                                       686,633
                                                       -------------

               Total operating expenses                    2,838,802
                                                       -------------

   Loss from operations                                   (2,737,293)

   Interest expense                                           (3,530)
                                                       -------------
                  Net loss                             $  (2,740,823)
                                                      --------------
                                                      --------------

 The accompanying notes are an integral part of these financial statements



                                   7


                                 REEL.COM LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)
                         STATEMENT OF MEMBERS' DEFICIT
             FOR THE PERIOD FROM JULY 1, 1997 (DATE OF INCEPTION)
                              TO JANUARY 31, 1998


                         Class A           Class B
                   ------------------   ------------------    Accumulated
                    Units       $        Units       $        Deficit        Total
                   ---------  -------   -------  ---------    -----------  ----------

Capital
contributions
of Reel LLC on
July 1, 1997       4,700,000  $(521,666)  -           -            -        (521,666)

Capital
contributions,
net of financing
costs of 40,142       -          -      2,625,000 $2,584,858       -       2,584,858)

Net loss              -          -        -           -      $(2,740,823) (2,740,823)

Balance at         --------- ---------- --------- ---------- ------------ ------
January 31, 1998   4,700,000 $(521,666) 2,625,000 $2,584,858 $(2,740,823)  $(677,631)
                   --------- ---------- --------- ---------- ------------ ------
                   --------- ---------- --------- ---------- ------------ -----

   The accompanying notes are an integral part of these financial statements


                                   8

                                 REEL.COM LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)
                            STATEMENT OF CASH FLOWS
             FOR THE PERIOD FROM JULY 1, 1997 (DATE OF INCEPTION)
                              TO JANUARY 31, 1998

Cash flows from operating activities:
Net loss                                                         $(2,740,823)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization                                        226,747
Allowance for sales returns                                           20,000
Allowance for videocassette rental inventory obsolescence             31,300
Changes in operating assets and liabilities:
Increase in accounts receivable                                      (96,544)
Increase in other current assets                                     (34,289)
Increase in accounts payable                                         486,678
Decrease in accrued liabilities                                     (115,223)
Increase in other current liabilities                                 15,778
                                                                 ------------
Net cash used in operating activities                             (2,206,376)
                                                                 ------------

Cash flows from investing activities:
Purchase of videocassette rental inventory                          (616,574)
Purchase of property and equipment                                  (315,061)
                                                                 ------------
Net cash used in investing activities                               (931,635)
                                                                 ------------


Cash flows from financing activities:
Proceeds from transfer of assets and liabilities                      15,739
Proceeds from issuance of convertible notes payable                1,122,712
Repayment of promissory notes                                       (564,426)
Proceeds from issuance of Class B units                            2,625,000
Payment of financing costs                                           (40,142)
                                                                 ------------
Net cash provided by financing activities                          3,158,883
                                                                 ------------

Net increase in cash                                                  20,872

Cash at beginning of period                                               -
                                                                 ------------
Cash at end of period                                            $    20,872
                                                                 ------------
                                                                 ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for interest                         $    10,733
                                                                 ------------
                                                                 ------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Issuance of Class A units for transfer of net liabilities        $  (521,666)
                                                                 ------------
                                                                 ------------

   The accompanying notes are an integral part of these financial statements


                                   9



                                 REEL.COM LLC
                    (A DELAWARE LIMITED LIABILITY COMPANY)
                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   The accompanying financial statements present the financial position and results of operations of Reel.Com LLC (the Company). The Company is the founder of the Reel.Com website, that enables movie enthusiasts to buy, rent or research films. It also features free movie matching services to help users discover films that match their tastes. The Company also operates a retail store in Berkeley, California. Both the retail and online stores specialize in classic, hard-to-find, foreign, and art-house movies, as well as mainstream Hollywood films.

   Upon the formation of the Company on July 1, 1997, Reel LLC, a company under common control, assigned $(521,666) in net liabilities to the Company in exchange for 4,700,000 Class A units of the Company. The net liabilities were transferred at historical cost basis.

   BASIS OF PRESENTATION:

   As more fully described in Note 7, the Company was dissolved and Reel.com, Inc. (the Corporation) was formed on April 30, 1998. On October 1, 1998, Reel.com, Inc. merged with a direct wholly-owned subsidiary of Hollywood Entertainment Corporation and ceased to exist as a separate corporation.

   RISKS AND USE OF ESTIMATES:

   The Company operates in the online retail industry, which is new, rapidly evolving and intensely competitive. The Company competes primarily with traditional retail outlets and other entities that maintain similar commercial web sites. There can be no assurance that the Company will achieve sufficient online traffic to realize economies of scale that justify the significant investments by third parties.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   REVENUE RECOGNITION:

   Online revenue primarily consists of sales of videocassettes over the internet website. The Company also rents videocassettes online, however, online rental revenue is not material. Retail revenue primarily consists of videocassette rentals from the Company store. The Company also sells videocassettes from the store, however, these sales are not material.

   The Company recognizes revenue from the online store, net of any discounts, when the videocassettes are shipped to customers. Outbound shipping and handling charges are included in net sales. Revenue from gift certificates is recognized upon product shipment following redemption. The Company provides an allowance for sales returns based on historical experience. Revenue from the retail store is recognized at time of rental or sale.



                                  10

   COST OF REVENUE:

   Cost of revenue includes cost of videocassettes sold, shipping costs, amortization of videocassette rental inventory, and payroll costs.

   PRODUCT DEVELOPMENT:

   Product development expenses consist primarily of payroll and related expenses for web site development, systems and telecommunications operations personnel and consultants, systems and telecommunications infrastructure. To date, all product development costs have been expensed as incurred.

   VIDEOCASSETTE RENTAL INVENTORY:

   Videocassettes are recorded at average cost and amortized over their estimated economic life with no provision for salvage value. Videocassettes that are considered base stock are amortized over thirty-six months on a straight-line basis. Videocassettes that are considered new release feature films, frequently ordered in large quantities to satisfy initial demand, are amortized over nine months.

   As videocassette rental inventory is sold or retired, the applicable cost and accumulated amortization are eliminated from the accounts and any gain or loss thereon is recognized in operations.

   The Company purchases a majority of its videocassette rental inventory from an independent third party distributor. The Company has no long-term contracts or arrangements with this vendor that guarantees the availability of merchandise, the continuation of particular payment terms or the extension of credit limits. There can be no assurance that the distributor will continue to sell merchandise to the Company on current terms or that the Company will be able to establish new or extend current vendor relationships to ensure acquisition of merchandise in a timely and efficient manner on acceptable commercial terms. If the Company were unable to develop and maintain relationships with its vendor that would allow it to obtain sufficient quantities of merchandise on acceptable commercial terms, such inability could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

   PROPERTY AND EQUIPMENT:

   Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of those assets. Computer equipment is depreciated over an estimated useful life of 3 years and office furniture and equipment is depreciated over 5 years. Leasehold improvements are amortized over their estimated useful life and term of the lease, which is 10 years.

   When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations. Maintenance and repairs are charged to operations as incurred.

                                  11

   INCOME TAXES:

   The Company is not subject to income taxes as the members are individually liable for their own income tax payments. Accordingly, no provision has been made for income taxes in the financial statements of the Company.

   ADVERTISING EXPENSE:

   Advertising and promotional costs are expensed as incurred. Advertising expense was $276,851 for the period ended January 31, 1998 and is included in sales and marketing expense in the accompanying statement of operations.

   NEW ACCOUNTING PRONOUNCEMENTS:

   In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, which establishes standards for reporting comprehensive income. The Company is required to adopt this statement in fiscal year 1998. The Company does not expect the impact of this statement to be material.


2. VIDEOCASSETTE RENTAL INVENTORY:

   Videocassette rental inventory and related amortization at January 31, 1998 are as follows:


         Videocassette rental inventory    $    895,328
         Accumulated amortization              (167,887)
         Allowance for obsolescence             (31,300)
                                           ---------------
                                           $    696,141
                                           ---------------
                                           ---------------



3. PROPERTY AND EQUIPMENT:

   Property and equipment at January 31, 1998 consists of the following:

             Computer equipment                $  249,541
             Furniture and office equipment       158,115
             Leasehold improvements               204,091
                                              ------------
                                                  611,747
             Less accumulated depreciation        (79,027)
                                              ------------
             Property and equipment, net       $  532,720
                                              ------------
                                              ------------


                                  12


4.COMMITMENTS AND CONTINGENCIES:

   The Company leases its retail store, office facility, and warehouse under operating leases which expire on March 18, 2007, August 31, 2000, and August 31, 2000, respectively. Future minimum obligations under non-cancelable operating leases at January 31, 1998 are as follows:


                                                     Minimum
                                                      Rental
                                                    Payments
                                                    ----------
For period ending January 31,
          1999                                     $  260,226
          2000                                        237,676
          2001                                        206,106
          2002                                        206,106
          2003                                        206,106
       Thereafter                                     858,774
                                                   ----------
      Total minimum lease payments                 $1,974,994
                                                   -----------
                                                   -----------


      Rent expense under operating leases for the period ended January 31, 1998 was $196,411.

   As of January 31, 1998 the Company has entered into various marketing agreements with third parties whereby the third parties provide advertising services and database links to the Company's website. Fees to be paid by the Company for these services are determined as fixed monthly payments, or are calculated on a per "click-through" basis, or as a percentage of net revenues, as defined in the related agreements.

   From time to time, the Company is involved in various legal proceedings and other matters arising in the normal course of business, none of which are considered material.


5. NOTES PAYABLE TO MEMBERS:

   Reel.Com LLC issued $1,122,712 in convertible promissory notes with detachable warrants, to several investors in December 1997 and January 1998. Interest accrues from the date of the notes on the unpaid principal amount at a rate equal to 5.6% annum, compounded semi-annually. Principal and unpaid interest are due and payable upon demand by the holders of a majority-in-interest of the aggregate principal amount of the notes at any time after June 30, 1998.

   The entire principal amount of the convertible promissory notes and any unpaid interest shall be automatically converted into shares of the Company or its successor's equity securities at the closing of the Company's or its successor's next equity financing yielding gross proceeds to the Company or its successor of at least $2.0 million. The number of shares of equity securities to be issued upon such conversion shall be equal to the entire principal amount of notes plus accrued interest divided by the price per share of the equity securities at the time of the next equity financing.

   Warrants issued with the convertible promissory notes entitle holders to purchase the number of shares of equity securities equal to 15% of the original principal amount of the convertible promissory note divided by the price per share of the equity securities at the time of the next equity financing. The warrants terminate upon the earliest of five years after the date of issuance of the warrants, the sale of the Company's assets, or upon filing for an initial public offering.

                                   13

   On December 31, 1997, the Company issued a nonconvertible $107,599 note payable to a founder. The note bears interest of 5.68% per annum. This promissory note is due and payable upon the closing of the Company's or its successor's next round of equity financing yielding gross proceeds to the Company or its successor of at least $2.0 million.

   As more fully described in Note 7, the Company was dissolved and Reel.com, Inc. was formed on April 30, 1998. In May 1998, the Corporation issued 7,140,096 shares of Series C preferred stock at $2.12 per share. Upon the closing of the Series C preferred stock financing, the convertible promissory notes and accrued interest were automatically converted into shares of Series C preferred stock.


6.   MEMBERS' DEFICIT:

   The members have made capital contributions to the Company in exchange for either Class A units or Class B units. Subject to the approval of the Board of Directors, additional investors may be admitted to the Company as either Class A members or Class B members upon making capital contributions. No member shall be required to make additional capital contributions or loans to the Company.

   ALLOCATION OF OPERATING INCOME AND LOSSES:

   Before any allocation of operating income or loss can be made, special allocations may be made by the Company, as further described in the Limited Liability Company Agreement of Reel.Com LLC. Operating income is first allocated to the members in proportion to and to the extent of the amount of operating loss and capital loss previously allocated, net of allocated capital profit and prior operating income. Then, operating income is allocated to the Class B members, in proportion to cumulative distributions made, until the Class B members have received allocations of operating income and capital profits equal to such cumulative distributions. Lastly, operating income is allocated to the members in proportion to their member percentages.

   Operating loss is first allocated to the members in proportion to their positive capital account balances until the members' capital accounts have been reduced to zero. Then, operating loss is allocated to the members in proportion to their member percentages.

   ALLOCATION OF CAPITAL PROFIT AND LOSS:

   Before any allocation of operating income or loss can be made, special allocations may be made by the Company, as further described in the Agreement. Capital profits are first allocated to the members in proportion to and to the extent of the amount of capital loss and operating loss previously allocated, net of allocated operating income and prior capital profit. In the event that a dividend contingency has been triggered, capital profits are then allocated to Class B members, in proportion to the cumulative distributions made, until such time that the Class B members have received cumulative allocations of operating income and capital profit equal to such cumulative distributions. Lastly, capital profits are allocated to the Class A and Class B members in proportion to their respective unit percentages, and within each class in proportion to their class percentages.

   Capital loss is first allocated to the members in such amounts and proportions in which they have previously been allocated capital profit until all such prior allocations of capital profit have been reversed. Then, capital loss is allocated to the members in proportion to their positive capital account balances until the members' capital accounts have been reduced to zero. Lastly, capital loss is allocated to the members in proportion to their member percentages.

                                   14

   CASH FLOW:

   Cash flow shall be determined and used in the sole discretion of the Board of Directors (i) to pay the expenses of the Company, (ii) to expand the business and operations of the Company and (iii) to establish and maintain reasonable operating and capital reserves. Cash flow in excess of the amounts required pursuant to the prior sentence may be distributed from time to time if approved by the Board of Directors and by Class B members and Class A members each of whose class percentages exceed 50%; such distributions shall be made to the members in proportion to their member percentages. Class B members shall be entitled to receive in any fiscal year, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, a cash distribution equal to an annual compounded return of 9%, calculated on the Class B members' capital contributions from the date of such Class B members' admission to the Company. Such amounts shall be payable in preference and priority to any distributions above. The right to such distribution shall be cumulative.

   CAPITAL PROCEEDS:

   Capital proceeds shall be determined and used in the sole discretion of the Board of Directors to pay the expenses of the Company and to establish and maintain reasonable operating and capital reserves. Capital proceeds in excess of those amounts required shall be distributed by the Company as follows: first, to Class B members, in proportion to their respective class percentages, until the Class B members have received from distributions an amount equal to their capital contributions; second, in the event that a dividend contingency has been triggered, to Class B members in proportion to their respective class percentages, until the Class B members have received from distributions an amount equal to an annual compounded return of nine percent (9%) of Class B members' capital contributions; third, to Class A members in an amount equal to their capital contributions; and fourth, to Class A and Class B members in proportion to their unit percentages.

                                   15

   LIQUIDATION:

   After the allocation of operating income or loss, and capital profit or loss, the assets of the Company shall first be distributed in one or more installments in the following order of priority: (i) to the payment of the expenses of the winding-up, liquidation and dissolution of the Company;
   (ii) to creditors of the Company, including one or more members, in satisfaction of liabilities of the Company other than liabilities for distributions to the members and (iii) to the establishment of reserves necessary or desirable to fund known or contingent liabilities to creditors. The remaining assets of the Company shall first be distributed to the members in accordance with the positive balances in their capital accounts, and then in proportion to their respective member percentages.

   CONVERSION RIGHTS:

   At the request of a majority in interest of each of the Class A and Class B units then outstanding (each voting separately as separate classes), the Company shall change its form of organization from a limited liability company to a corporation. Upon the conversion of the Company from a limited liability company to a corporation, each Class A unit will be exchanged for one share of Series A preferred stock of the corporation, and each Class B unit will be exchanged for one share of Series B preferred stock of the corporation.

   As more fully described in Note 7, the Company was dissolved and Reel.com, Inc. was formed on April 30, 1998.


7.   SUBSEQUENT EVENTS:

   In February and March 1998, the Company issued $900,000 of convertible promissory notes to several investors, of which $370,497 was issued to existing members. Terms of these notes are consistent with the terms of the convertible loans described in Note 5.

   On April 30, 1998, Reel.Com LLC was dissolved and Reel.com, Inc. was formed. The members of Reel.Com LLC were issued preferred stock of Reel.com, Inc. in exchange for their membership interest. Each Class A unit was exchanged for one share of Series A preferred stock, and each Class B unit was exchanged for one share of Series B preferred stock of the Corporation.

   On April 30, 1998, the 1998 Stock Option Plan (the Plan) was created, and 2,048,874 shares of common stock were reserved for the issuance of options.

   In May 1998, the Corporation issued 7,140,096 shares of Series C preferred stock. 4,153,036 shares of Series C preferred stock were issued at $2.11512 per share, for $8,784,169 in cash. $2,050,503 in convertible notes payable (principal and accrued interest), and $4,267,496 in Series A preferred stock were converted into 2,987,060 shares of Series C preferred stock.

   On June 5, 1998, the number of shares of common stock reserved under the 1998 Stock Option Plan was increased to 2,732,641. At September 30, 1998, 2,732,641 options were issued and outstanding with an exercise price of between $0.30 and $0.43.

                                  16

   On June 12, 1998, the Corporation moved its office to a new location and signed a one year lease agreement. Initial base rent is $7,250 with additional monthly operating costs of approximately $1,800.

   In September 1998, the Company entered into two marketing agreements with third parties whereby the third parties provide advertising services and database links to the Company's website. Fixed fees to be paid by the Company for these services are as follows:

   For Period ending January 31,
              1999                            $    1,318,333
              2000                                 3,460,000
              2001                                 1,971,667
                                              --------------
                                              $    6,750,000
                                              --------------
                                              --------------


  As of September 29, 1998, the Corporation was authorized to issue two classes of stock, designated as common stock and preferred stock. The total number of shares which the Corporation was authorized to issue was 36,406,869 shares. 20,000,000 shares were designated common stock and 16,406,869 shares were designated preferred stock. The Corporation was authorized to issue three series of preferred stock, one of which was designated Series A preferred stock and consisted of 4,781,869 shares, one of which was designated Series B preferred stock and consisted of 2,625,000 shares, and one of which was designated Series C preferred stock and consisted of 9,000,000 shares. Each share of preferred stock was convertible, at the option of the holder, into one share of common stock.

  As of September 29, 1998, there were issued and outstanding (i) no shares of common stock, (ii) 2,648,121 shares of Series A preferred stock, (iii) 2,625,000 shares of Series B preferred stock, and (iv) 7,140,096 shares of Series C preferred stock. The Corporation had (i) reserved 2,732,641 shares of its common stock for issuance under the Corporation's 1998 Stock Option Plan, (ii) reserved 16,406,869 shares of its common stock for issuance upon conversion of the Series A, Series B, and Series C preferred stock to common stock, and (iii) reserved 143,445 shares of its Series C preferred stock for issuance upon exercise of outstanding warrants.

  On October 1, 1998, Reel.com, Inc. merged with Hollywood Entertainment Corporation, and ceased to exist as a separate corporation. Upon signing of the merger agreement with Hollywood Entertainment Corporation but before the effective date of October 1, 1998, Reel.com, Inc. accelerated vesting of not more than 25% of outstanding company stock options, and optionees were required to exercise such options and other previously vested options. On October 1, 1998, each stock option and Series C warrant outstanding, unexercised or unvested, was converted into an option or warrant to purchase shares of Hollywood Entertainment Corporation common stock at a rate of
  0.537608239 for each Reel.com, Inc. stock option or Series C warrant. Each issued and outstanding share of the Corporation's capital stock was converted into the following: (i) for each share of capital stock with respect to which an election to receive cash was made, stockholders received an amount based on a formula (as defined in the merger agreement), and (ii) for each share of capital stock not paid in cash, stockholders received a number of fully paid and non-assessable shares of Hollywood Entertainment Corporation based on a formula (as defined in the merger agreement). As of October 1, 1998, all shares of the Corporation's capital stock were no longer outstanding and automatically cancelled.

                                   17


                                REEL.COM, INC.
                      CONDENSED BALANCE SHEET (UNAUDITED)

                                                     September 30, 1998
                                                     ------------------
ASSETS:

   Current assets:
       Cash and cash equivalents                         $  2,048,174
       Accounts receivable, net                               605,430
       Inventory, net                                         295,638
       Prepaid expenses and other current assets              856,492
                                                         -------------
             Total current assets                           3,805,734

       Videocassette rental inventory, net                    497,324
       Property and equipment, net                          1,473,196
       Other assets                                           333,340
                                                         -------------
             Total assets                                $  6,109,594
                                                         -------------
                                                         -------------
LIABILITIES AND SHAREHOLDERS' DEFICIT:

   Current liabilities:
       Accounts payable                                  $  7,348,595
       Accrued expenses                                     1,608,436
       Advances from Hollywood Entertainment                1,719,038
                                                         -------------
             Total current liabilities                     10,676,069

   Shareholders' deficit:
       Contributed capital                                 13,163,815
       Accumulated deficit                                (17,730,290)
                                                         -------------
            Total shareholders' deficit                    (4,566,475)
                                                         -------------
            Total liabilities and shareholders' deficit  $  6,109,594
                                                         -------------
                                                         -------------

                  See notes to condensed financial statements

                                   18



                                REEL.COM, INC.
                CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)



                                       Eight Months      Three Months
                                          Ended             Ended
                                       September 30,     September 30,
                                            1998             1997
                                     ---------------     -------------
REVENUE:
   Rental revenue                      $  1,025,526       $   135,724
   Product sales                          8,510,837           145,489
                                     ---------------     -------------
                                          9,536,363           281,213
OPERATING COSTS AND EXPENSES:
   Cost of product sales                  8,808,328           315,864
   Operating and selling                  8,449,108           357,587
   General and administrative             6,924,475           815,941
                                     ---------------     -------------
                                         24,181,911         1,489,392
                                     ---------------     -------------
LOSS FROM OPERATIONS                    (14,645,548)       (1,208,179)

Nonoperating income (expense):
   Interest income                           63,348             3,397
   Interest expense                        (377,986)
                                       --------------    -------------
Loss before income taxes                (14,960,186)       (1,204,782)

Income taxes                                 29,281
                                       --------------    -------------
NET LOSS                               $(14,989,467)      $(1,204,782)
                                       --------------    -------------
                                       --------------    -------------

                  See notes to condensed financial statements


                                   19


                                REEL.COM, INC.
                CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                               Eight Months     Three Months
                                                   Ended           Ended
                                               September 30,   September 30,
                                                   1998             1997
                                            ----------------  --------------
Operating activities:

   Net loss                                  $ (14,989,467)   $ (1,204,782)

   Adjustments to reconcile net loss
   to cash used by operating activities:

   Depreciation and amortization                   211,814          21,762
   Allowance for doubtful accounts                  85,708
   Allowance for returns                           165,601
   Allowance for obsolescence                      302,718          30,190
   Warrants                                        325,364
   Changes in assets and liabilities:
      Accounts receivable                         (780,195)
      Inventory                                   (570,638)
      Other assets                              (1,120,033)       (163,561)
      Accounts payable                           6,700,715         145,319
      Accrued liabilities                        1,412,902        (140,515)
                                               ------------    ------------
             Net cash used in operations        (8,255,511)     (1,311,587)
                                               ------------    ------------
Investing activities:

   Sales (purchases) of videocassette rental
     inventory, net                                171,100        (351,998)
   Purchases of property and equipment, net     (1,152,290)       (205,723)
                                               ------------    ------------
             Net cash used in investing
                activities                        (981,190)       (557,721)
                                               ------------    ------------
Financing activities:

      Advances from Hollywood Entertainment      1,719,038
      Repayments of notes payable               (1,230,311)       (561,670)
      Issuance of preferred stock               10,775,276       2,605,503
                                               ------------    ------------
             Net cash provided by financing
                activities                      11,264,003       2,043,833
                                               ------------    ------------
Increase in cash and cash equivalents            2,027,302         174,525
Cash and cash equivalents:
   Beginning of period                              20,872          15,739
                                             --------------   -------------
   End of period                              $  2,048,174     $   190,264
                                             --------------   -------------
                                             --------------   -------------

           See notes to condensed consolidated financial statements


                                   20



                                REEL.COM, INC.
               NOTE TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

     1.   Basis of Financial Statements

          The accompanying unaudited condensed financial statements of Reel.com, Inc. have been prepared in accordance with Article 10 of Regulation S-X and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The information furnished reflects all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented, and which are of a normal, recurring nature.

                                   21


                      HOLLYWOOD ENTERTAINMENT CORPORATION

        INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     On October 1, 1998, Hollywood Entertainment Corporation ("Hollywood") completed the merger of Reel.com, Inc. ("Reel.com") with and into Hollywood.
As a result, Hollywood acquired all the outstanding shares of Reel.com for approximately $30 million in cash, 4,000,000 shares of Hollywood Common Stock and 1,000,000 shares of Hollywood Series A Redeemable Preferred Stock. Concurrent with the purchase of Reel.com, Hollywood sold 1,982,537 shares of Common Stock and 1,380,263 of Shares A Redeemable Preferred Stock at a purchase price of $13.50 per share to certain shareholders and affiliates of Reel.com. The Series A Redeemable Preferred Stock will be converted to Hollywood Common Stock on a one for one basis upon shareholder approval, for which a meeting has been scheduled on December 30, 1998.

     The pro forma financial information has been prepared as if the acquisition of Reel.com had taken place at September 30, 1998 for the pro forma condensed balance sheet and at January 1, 1997 for the pro forma condensed statements of operations for the year ended December 31, 1997 and nine months ended September 30, 1998. Although Reel.com's fiscal year ends on January 31, January 1998 results have been included in the pro forma statement of operations for the nine months ended September 30, 1998 to represent a nine month reporting period. Reel.com's sales and net loss for the month of January 1998 were $367,302 and $472,579, respectively.

     The acquisition of Reel.com has been accounted for as a purchase, whereby the basis for accounting of the assets and liabilities have been based upon their estimated fair market values at the date of the acquisition. Pro forma adjustments represent Hollywood's preliminary determination of these values and are based upon estimates and certain assumptions considered reasonable under the circumstances. Any purchase price or fair market value adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

     These pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the results that would have occurred if the acquisition had occurred on the dates indicated or which may be obtained in the future. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included in Hollywood's Annual Report on Form 10-K for the year ended
December 31, 1997, the Financial Statements and Notes thereto of Reel.com included in this Form 8-K/A and the Notes to the unaudited pro forma condensed financial information.

DETERMINATION AND ALLOCATION OF PURCHASE PRICE

The following table sets forth the purchase price (in thousands) for Reel.com,
Inc.:

           Market value of Hollywood stock issued     $    53,450
           Cash                                            29,533
           Value of Hollywood stock options issued         10,840
           Transaction costs                                3,808
                                                     ------------
              Pro forma purchase price                $    97,631
                                                     ------------
                                                     ------------

                                   22


The preliminary allocations of the pro forma purchase price is estimated as follows (in thousands):

           Cash                                         $   2,048
           Fixed assets                                     1,473
           Other current and non-current assets             2,589
           Liabilities assumed                            (10,676)
           Goodwill and other identifiable intangibles    100,297
           Purchased research and development               1,900
                                                        ----------
              Total                                     $  97,631
                                                        ----------
                                                        ----------

                                   23



                      HOLLYWOOD ENTERTAINMENT CORPORATION
          Pro Forma Condensed Consolidated Balance Sheets (unaudited)
                                (In thousands)

                             Historical
                        --------------------               Pro Forma
                          September 30, 1998     -------------------------
                         Hollywood   Reel.com     Adjustments     Combined
                        ----------  ---------    ------------    ---------
ASSETS:
Current assets:
Cash and cash
 equivalents                $ 2,130   $ 2,048     $ 45,398  (a)
                                                   (29,533) (b)  $ 20,043
Accounts receivable          44,601       605       (1,719) (h)    43,487
Merchandise inventories      53,289       296                      53,585
Prepaid expenses and
 other current assets         9,186       857                      10,043
                           --------   -------    ---------       --------
Total current assets        109,206     3,806       14,146        127,158

Videocassette rental
  inventory, net            301,112       497                     301,609
Property and equipment,
 net                        299,177     1,473                     300,650
Goodwill and other
  intangibles, net           93,858                102,197  (f)
                                                    (1,900) (g)   194,155

Deferred income taxes        10,228                                10,228
Other assets, net            13,412        334                     13,746
                          ----------  --------   ---------      ---------
Total assets              $  826,993  $  6,110   $ 114,443      $ 947,546
                          ----------  --------   ---------     ----------
                          ----------  --------   ---------     ----------
LIABILITIES, MANDATORILY
REDEEMABLE CONVERTIBLE
PREFERRED STOCK AND
SHAREHOLDERS' EQUITY

Current liabilities
Current maturities of
  long-term debt          $  2,341    $  1,719   $ (1,719) (h)  $   2,341
Accounts payable           102,171       7,349                    109,520
Accrued expenses            22,740       1,608      3,808  (b)     28,156
Accrued interest             3,362                                  3,362
Income taxes payable        11,922                                 11,922
                         ---------    --------   --------       ---------
Total current
  liabilities              142,536      10,676      2,089         155,301

Long-term debt             351,377                                351,377
Other liabilities           26,543                                 26,543
                        ----------    --------   ---------     ----------
Total liabilities          520,456      10,676       2,089        533,221
                        ----------    --------   ---------     ----------

Mandatorily redeemable
 convertible preferred
 stock                                              18,634 (a)
                                                    10,690 (c)     29,324
                        ----------   ---------   ---------      ---------
Shareholders' Equity:
Contributed capital
                           245,078      13,164      26,764 (a)
                                                    42,760 (c)
                                                    10,840 (d)
                                                   (13,164)(e)    325,442
Retained earnings
(deficit)                   63,387    (17,730)      17,730 (e)
                                                    (1,900)(g)     61,487
Intangible assets, net      (1,928)                                (1,928)
                        ----------   ---------    ---------      ---------
Total shareholders'
 equity (deficit)          306,537    (4,566)       83,030         385,001
                        ----------   ---------    ---------       ---------
Total liabilities,
 mandatorily redeemable
 convertible preferred
 stock and shareholders
 equity                 $  826,993   $ 6,110      $114,443       $ 947,546
                        ----------   --------     --------       ---------
                        ----------   --------     --------       ---------

      See notes to pro forma condensed consolidated financial statements


                                   24


                      HOLLYWOOD ENTERTAINMENT CORPORATION

     Pro Forma Condensed Consolidated Statements of Operations (unaudited)
                    (in thousands except per share amounts)


                               -----------------------
                                Hollywood    Reel.com
                                Year Ended   Seven Months       Pro Forma
                                December 31, January 31, -----------------------
                                1997         1998        Adjustments  Combined
                               ------------  ----------  -----------  ----------
REVENUE:
Rental revenue                    $418,527    $   588  $             $ 419,115
Product sales                       81,974        944                   82,918
                                ----------   --------   ----------    ---------
                                   500,501      1,532                  502,033
OPERATING COSTS AND EXPENSES:   ----------   --------   ----------    ---------
Cost of product sales               53,471        910                   54,381
Operating and selling              366,960      1,847                  368,807
General and administrative          31,698      1,516                   33,214
Amortization of intangibles          6,691                  50,149 (i)  56,840
                                ----------   ---------  ----------     --------
                                   458,820      4,273       50,149     513,242
                                ----------   ---------  ----------     --------
INCOME (LOSS) FROM OPERATIONS       41,681     (2,741)     (50,149)    (11,209)

Nonoperating income (expense):
Interest income                        342                                 342
Interest expense                   (13,806)                            (13,806)
Litigation settlement              (18,874)                            (18,874)
                                ----------   ---------  ----------     ---------
Income (loss) before income
  taxes from continuing
  operations                         9,343     (2,741)     (50,149)    (43,547)

Income taxes                         3,784                  (1,110)(j)   2,674
                                ----------   ----------  ---------     ---------
Net income (loss) (1)             $  5,559   $ (2,741)   $ (49,039)    $(46,221)
                                ----------   ----------  ---------     ---------
                                ----------   ----------  ---------     ---------
--------------------------------------------------------------------------------
NET INCOME (LOSS)
PER SHARE (1):
     Basic                        $  0.15                              $  (1.03)
     Diluted                         0.15                                 (1.03)
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
SHARES OUTSTANDING:
     Basic                         36,659                    8,363 (k)   45,022
     Diluted                       37,718                    8,363 (k)
                                                            (1,059)(l)   45,022
--------------------------------------------------------------------------------
(1)  For Hollywood, excludes extraordinary loss from early extinguishment of debt.

      See notes to pro forma condensed consolidated financial statements



                                   25



                      HOLLYWOOD ENTERTAINMENT CORPORATION
     Pro Forma Condensed Consolidated Statement of Operations (unaudited)
                    (in thousands except per share amounts)


                       -----------------------
                         Nine Months Ended                 Pro Forma
                          September 30, 1998      ---------------------------
                       Hollywood      Reel.com     Adjustments    Combined
                       ----------     --------    -------------   -----------
REVENUE:
Rental revenue           $438,944    $   1,161     $               $440,105
Product sales              81,810        8,743                       90,553
                         --------    ---------     ----------      --------
                          520,754        9,904                      530,658
                         --------    ---------     ----------      --------
OPERATING COSTS
AND EXPENSES:
Cost of product sales      52,777        9,080                       61,857
Operating and selling     382,933        8,670                      391,603
General and
 administrative            24,405        7,272                       31,677
Amortization of
 intangibles                5,556                      37,612 (i)    43,168
                        ---------    ---------      ---------     ---------
                          465,671       25,022         37,612       528,305
                        ---------    ---------      ---------     ---------

INCOME (LOSS) FROM
 OPERATIONS                55,083      (15,118)       (37,612)        2,353

Nonoperating income
 (expense):
Interest income                89           64                          153
Interest expense          (22,569)        (378)                     (22,947)
                        ---------    ---------       ---------     ---------
Income (loss) before
 income taxes              32,603      (15,432)       (37,612)      (20,441)

Provision for income
 taxes                     13,204           29         (6,250)(j)     6,983
                       ----------    ---------       ---------    ----------
NET INCOME (LOSS)        $ 19,399     $(15,461)      $(31,362)     $(27,424)
                       ----------    ---------       ---------    ----------
                       ----------    ---------       ---------    ----------
--------------------------------------------------------------------------------
NET INCOME PER SHARE
Basic                    $  0.53                                     $ (0.61)
Diluted                     0.52                                       (0.61)
--------------------------------------------------------------------------------
WEIGHTED AVERAGE
SHARES OUTSTANDING
Basic                     36,904                        8,363 (k)     45,267
Diluted                   37,622                        8,363 (k)
                                                         (718)(l)     45,267
--------------------------------------------------------------------------------

      See notes to pro forma condensed consolidated financial statements


                                   26



                      HOLLYWOOD ENTERTAINMENT CORPORATION

        Notes to Pro Forma Condensed Consolidated Financial Statements

Pro Forma Balance Sheet Adjustments

(a) Records sale of 1,982,537 shares of Common Stock and 1,380,263 shares of Series A Redeemable Preferred Stock for aggregate proceeds of $45,397,800 ($13.50 per share).

(b) Records cash paid to shareholders of Reel.com and transaction costs in connection with the acquisition.

(c) Records issuance of 4,000,000 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock at the fair market value of $10.69 per share.

(d) Records the fair market value of stock options issued in connection with the assumption of Reel.com's incentive stock option plan. The stock options have been valued using the Black-Scholes stock option pricing model.

(e) Eliminates the equity accounts of Reel.com.

(f) Records the pro forma purchase price allocations to goodwill and other identifiable intangibles.

(g) Reflects the write-off of purchased research and development identified in the purchase price allocation. The pro forma statements of operations exclude the write-off of purchased research and development due to its non-recurring nature.

(h) Eliminates loans from Hollywood to Reel.com.

Statement of Operations Pro Forma Adjustments

(i) Reflects the amortization of goodwill and other intangibles associated with the purchase of Reel.com. Amortization is over the estimated useful life of two years.

(j) Reflects the income tax benefit at Hollywood's effective tax rate of 40.5% as the Company would have been able to realize the tax benefits of the losses generated by Reel.com. Amortization of goodwill is not deductible for tax purposes.

(k) Reflects the additional shares issued and sold in connection with Reel.com acquisition. The amount shown here does not include the dilutive effect of the stock options issued in connection with the Reel.com acquisition because doing so would be anti-dilutive.

(l) Eliminates the dilutive effect of Hollywood stock options since the combined group has a net loss and including the stock options would be anti-dilutive.

                                  27